Exhibit 4.1

THE SECURITY REPRESENTED BY THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. ACCORDINGLY, SUCH NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT (i) PURSUANT TO AN EFFECTIVE REGSTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXCEPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS PROMISSORY NOTE.

Western Graphite Inc.

USO $16,000.00	As of April 1, 2015

PROMISSORY NOTE

Western Graphite Inc a Nevada corporation with its principal place of business located at 1045 East Washington St, Monticello, FL 32344. (the "Company"), for services rendered, hereby promises to pay to David Wimberly ,located at 2910 Kerry Forest Parkway, 04 -283 Tallahassee, FL 32309 or its assigns (the "Holder'') on or before September 18 ,2015 ( the "Maturity Date"), Sixteen thousand U.S. dollars (USD$ 16,000.00), together with all interest on such principal sum accrued at the rate of six percent (6%) percent per annum, compounded monthly, from the date of this promissory Note (this "Note"). Any overdue amounts shall bear interest at the rate of ten (10%) percent per annum, compounded monthly, and shall be payable on demand. It is the intent of the Company and the Holder that the rate of interest and/or other fees payable pursuant to the terms hereof shall not be so excessive as to be unlawful and that, if for any reason the interest and/or other charges so payable are found by a court of competent jurisdiction, in a final determination, to exceed the limit that may be lawfully charged, then the obligation to pay interest and/or other charges shall be deemed for this purpose reduced to such limit.

1.            Registered Owner. The Company may consider and treat the person or entity in whose name this Note shall be registered as the absolute owner hereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its principal place of business together with an assignment of hereof duly authenticated. In the case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder, in person or by attorney, upon the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

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2.            Conversion Right.

2.1      Grant of Right. Subject to the terms hereof, there are no conversion rights associated with this note.

3.            Representations and Warranties Of the Company. The Company hereby represents and warrants to the Holder (which representations and warranties shall be deemed to be repeated by the Company on each day on which any amounts remain outstanding hereunder) that:

(a)      It is a corporation duly organized, validly existing, and in good standing under Nevada Laws.

(b)      It has full corporate power and authority to (ii) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute and deliver this Note, (iv) borrow and repay with interest the loan evidenced hereby and (v) perform all of its obligations hereunder, and has taken all requisite corporate and other action to authorize the execution, delivery and performance of this Note.

(c)      This Note constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(d)      The execution, delivery and performance of this Note and the payments of all amounts due hereunder by the Company and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of its articles of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which the Company is a party or by which it or any of its properties or assets are bound, (iii) conflict with any law, statute, rule or regulation or any order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a material adverse effect on the Company, or (iv) result in the creation or imposition of any lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Company.

(e)      There are no legal actions, suits, arbitration proceedings, official investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company that if adversely determined would materially affect the financial condition of the Company or the validity or enforceability of, or the Company's ability to perform its obligations under, this Note.

(f)      All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained by the Company with respect to this Note and/or its issuance have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with.

(g)      It is not in default under any agreement relating to, or instrument evidencing, indebtedness or any other material agreement to which it is a party or by which it or its assets are bound.

4.            Covenants of the Company. In addition to the other undertakings herein contained, the Company hereby covenants to the Holder that, so long as any amount payable hereunder is outstanding, the Company shall perform the following obligations:

(a)      It shall pay and discharge in a timely manner in order to avoid material penalties all material taxes and governmental charges upon it or against any of its properties or assets, except to the extent that the Company shall be contesting in good faith its obligation to pay such taxes or charges, and it shall make timely filings of all material tax returns and governmental reports required to be filed or submitted under any applicable laws.

(b)      It shall maintain in full force and effect and comply with all consents, authorizations, approvals, licenses and orders of any governmental or other authority that are required to be obtained by it with respect to this Note or the transactions contemplated herein and shall use all reasonable efforts to obtain any such consents, authorizations, approvals, licenses and orders that may become necessary in the future.

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(c)      It shall conduct its business in material compliance with all applicable laws and shall maintain adequate licenses and authorization to conduct its business.

(d)      notify the Holder promptly:

(A)      When any such registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment thereto has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has been declared effective;

(B)      of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)      of the issuance by the SEC of any stop-order suspending the effectiveness of any such registration statement or the initiation of any proceedings by any authorities with appropriate jurisdi ction for that purpose of which the Company has knowledge;

(D)      of the receipt by the Company of any notification with respect to the suspension of the qualification of any Covered Securities for resale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

(E)      any time a prospectus relating to such registration statement is required to be delivered under the Securities Act to prospective purchasers, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

5.            Investment Intent. Holder, by its acceptance of this Note, hereby represents and warrants that this Note is being acquired by Holder for its own account, for investment purposes and not with a view to any distribution. Holder will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of all or any interest in this Note unless (i) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 thereof, or (ii) the Company has received a written opinion of counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition qualifies for exemption or otherwise does not require registration under the Securities Act.

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6.            Events of Default and Remedies.

6.1      Events of Default. An "Event of Default" shall be deemed to have occurred if:

(a)      The Company defaults in any payment due under this Note, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise, which default shall continue uncured for a period of ten (10) days from the date thereof; or

(b)      The Company fails to comply with any of the covenants, conditions or agreements set forth in this Note and such default shall continue uncured for a period of thirty {30) days after receipt of written notice to the Company from the Holder stating the specific default or defaults; or

(c)      The Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdicti on, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian,receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing,or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

6.2      Remedies. In case an Event of Default (other than an Event of Default resulting from the Company's failure to pay the Principal of Amount of, or any interest upon, this Note, when the same shall be due and payable in accordance with the terms hereof [after giving effect to applicable "cure" provisions herein] and an Event of Default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing,the Holder may declare by notice in writing to the Company all unpaid principal and accrued interest on the Note then outstanding to be due and payable immediately. In case an Event of Default resulting from the Company's non-payment of principal or interest upon this Note shall occur, the Holder may declare all unpaid principal and accrued interest on this Note to be due and payable immediately. In case an Event of Default resulting from bankruptcy, insolvency or reorganization shall occur, all unpaid principal and accrued interest on the Note shall be due and payable immediately without any declaration or other act on the part of the Holder. Any such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal or interest on this Note) may be waived by the Holder.

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7.            Costs of Collection. Should the indebtedness represented by this Note or any part thereof be collected in any proceeding, or this Note be placed in the hands of attorneys for collection following any Event of Default, the Company agrees to pay as an additional obligation under this Note, in addition to the principal and interest due and payable hereunder, all costs of collecting this Note, including reasonable attorneys' fees.

8.            Loss, Theft, destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of any reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note, of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 11 shall be dated as of the date hereof.

9.            Restrictions on Transfer.

9.1      Transfer to Comply with Securities Act. This Note and any Note Stock may not be sold, assigned, mortgaged, pledged, hypothecated, transferred or otherwise disposed of except (a) to a person or entity who, in the opinion of counsel to the Company, is a person or entity to whom this Note or the Note Stock may legally be transferred without registration and without the delivery of a then-effective prospectus under the Securities Act with respect thereto, and then only upon receipt of an agreement of such person to comply with the provisions hereof with respect to any resale or other disposition of such securities, or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

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10.         Notices. Any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, or when sent by email to the other party at its address stated above or such other address as either party shall have notified the other in writing as aforesaid from and after the date hereof.

11.         Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws.

12.         Integration, Waiver and Amendments. This Note constitutes the entirety of the rights and obligations of each of the Holder and the Company with respect to the subject matter hereof. It may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Holder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder .The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf by its duly authorized officer, all as the date first above written

By:
Name:
Title:

/s/ David Wimberly

Name:	David Wimberly

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